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                                                                    EXHIBIT 10.6



                                PROMISSORY NOTE

$200,000.00                     Dallas, Texas                     April 1, 1996

        FOR VALUE RECEIVED, the undersigned, Karts International Incorporated, a Nevada corporation, with its principal office at 109 North Park Blvd., Suite 210, Covington, Louisiana 70433 (the "Maker") hereby unconditionally promises to pay to the order of Charles Brister, an individual residing in Amite, Tangipahoa Parish, Louisiana (the "Lender"), at 505 Ellis Road, Amite, Louisiana 70422, or at such place as the Lender may from time to time designate in writing, the principal sum of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00), in lawful money of the United States of America, together with interest as set forth below.

                                   ARTICLE I.
                                 INTEREST RATE

        The unpaid principal balance hereof that is not past due shall bear interest (calculated on the basis of the actual days elapsed in a year consisting of 360 days) from the date hereof until maturity at a rate of ten percent (10%) per annum. Notwithstanding anything to the contrary herein contained, Maker shall never be required to pay interest in excess of the Maximum Rate permitted by law. Maker and Lender agree that the "Maximum Rate" to be charged shall be the maximum rate of interest permitted to be charged under the laws of the State of Louisiana.

        Regardless of any provision contained in this Note, no holder of this Note shall ever be entitled to receive, collect or apply, as interest on any amount owing hereunder, any amount in excess of the Maximum Rate of interest permitted to be charged by applicable law, and in the event any holder of this Note ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the principal amount of this
Note is paid in full, any remaining excess shall forthwith be paid to the Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the undersigned and any holder of this Note shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the term of this Note; provided that if this Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence hereof exceeds the Maximum Rate, the holder of this Note shall refund to the undersigned the amount of such excess or credit the amount of such excess against the principal amount of this Note, and in such event, no holder of this Note shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Rate.

        If, at any time and from time to time, Lender is prevented from collecting the rate of interest and the fees specified in this Note, by applicable law or governmental regulation, it shall be entitled to recoup the amount it would have otherwise been able to collect when such recoupment will not violate such applicable law or governmental regulation. Such recoupment shall be accomplished by Maker paying interest at the Maximum Rate until such time as Lender shall have fully recouped the interest it would have otherwise been able to collect from the Maker in the absence of such applicable law or government regulation. During any such period of recoupment, interest collected by Lender shall first be credited to payment of current interest due at the rate specified in this Note, then any
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remaining interest collected shall be applied to recoupment. When Lender shall have recouped all such interest, the interest rate charged hereunder shall revert to the rate specified in this Note. In no event, however, shall the interest rate charged hereunder ever exceed the Maximum Rate of interest permitted by law.

                                  ARTICLE II.
                       PAYMENT OF INTEREST AND PRINCIPAL

        Principal and interest shall be due and payable in accordance with the payment schedule set forth in Schedule "A" attached hereto, which Schedule is incorporated herein by this reference.

        All past due principal, and if permitted, accrued interest on this Note shall bear interest at the Maximum Rate until paid. All such payments shall be made at Lender's address set forth above.

        If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Louisiana, or on any other day on which banking institutions are authorized or obligated by law to close in the City of Amite, State of Louisiana, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in computing interest in connection with such payment.

        Maker shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof.

                                  ARTICLE III.
                               EVENTS OF DEFAULT

        Maker shall be in default under this Note upon the happening of any of the following events or conditions (the "Events of Default"):

        A.      Any sum payable on account of the principal or interest of this
Note is not paid in full within ninety (90) days after said sum is due under this Note;

        B. The Maker shall make a general assignment for the benefit of creditors, or file a petition in voluntary bankruptcy or a petition or answer seeking reorganization of the Maker or a readjustment of its indebtedness under the federal bankruptcy laws, or consent to the appointment of a receiver or trustee of its properties; or

        C. The Maker shall be adjudged bankrupt or insolvent, or a petition or proceedings for bankruptcy or for reorganization shall be filed against it and it shall admit the material allegations thereof, or an order, judgment or decree shall be made approving such a petition and such order, judgment or decree shall not be vacated or stayed within thirty (30) days of its entry, or a receiver or trustee shall be appointed for the Maker or its properties or any part thereof and remain in possession thereof for thirty
(30) days.

                                  ARTICLE IV.
                                    DEFAULT

        Upon the occurrence of any of the Events of Default, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest owing upon this Note accelerated and thereupon immediately due and payable without declaration, notice, presentment, protest or demand
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of any kind, notice of intent to accelerate or notice of acceleration, all of which are hereby expressly waived, and upon such declaration, the same shall become and shall be accelerated and immediately due and payable and the Lender or the holder hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the Lender or holder hereof to the Maker. Provided, however, that upon the occurrence of any of the Events of Default under Article III., Sections B. or C. thereof, the entire unpaid principal of and accrued interest owing upon this Note shall become automatically accelerated and thereupon immediately due and payable without declaration, notice, presentment, protest or demand, notice of intent to accelerate, or notice of acceleration, all of which are hereby expressly waived.

                                   ARTICLE V.
                    WAIVER OF PROTEST AND EXTENSION OF TIME

        The Maker of this Note does hereby waive demand, grace, presentment for payment and protest, notice of intent to accelerate, and notice of acceleration; and, further, does hereby agree and consent that this Note may be renewed and the time of payment extended without notice, and without releasing the Maker.

                                  ARTICLE VI.
                                     WAIVER

        If, after any of said Events of Default shall occur, the Lender shall waive its powers or rights arising thereunder, such waiver shall not be deemed to waive Lender's powers or rights upon the later occurrence or recurrence of any of the Events of Default. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right, or of any other right under this Note.

                                  ARTICLE VII.
                                    NOTICES

        Any notice or communication required or permitted hereunder to be given to the Maker pursuant to the terms hereof shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail or, (iv) prepaid telegram or telex (provided that such telegram or telex is confirmed by expedited delivery service or by mail in the manner previously described), addressed to the Maker at its above stated address or to such other address as the Maker may from time to time file with the Lender. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or in the case of mail, as of two (2) days after postmark when sent by United States mail at the address and in the manner provided herein, or in the case of telegram or telex, upon receipt.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

        A. Maker and each co-maker, surety, endorser, guarantor and other party ever liable for payment for any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of dishonor, notice of acceleration or notice of intention to accelerate, bringing of suit and diligence in taking any action to collect any amount called for hereunder and in handling of securities at any time in connection
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herewith, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes regardless of the number of such renewals, extensions, indulgences, releases or changes.

        B. As evidenced by his signature below, Lender acknowledges that this Note reflects the method of payment pursuant to which Maker shall satisfy its obligation to Lender under paragraph 4. of the "Post-Closing Matters" section of the Memorandum of Closing II -- Stock Purchase Agreement executed on March 15, 1996.

        C. In the event that Maker successfully completes an underwritten public offering of its common stock, the entire unpaid balance of principal and accrued interest on this Note shall, at the option of Lender, become immediately due and payable.

        D. This Note is performable in Amite, Tangipahoa Parish, Louisiana, and Maker and each surety, guarantor, endorser, and any other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive the right to be sued hereon elsewhere. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana and the applicable laws of the United States of America.


                                        MAKER:

                                        KARTS INTERNATIONAL INCORPORATED, a
                                        Nevada corporation


                                        By:  /s/ V. LYNN GRAYBILL
                                           ---------------------------------
                                                 V. Lynn Graybill, President


The provisions of Article VIII(B) are
acknowledged and accepted by Lender
on this 9th day of June, 1996.

LENDER:

/s/ CHARLES BRISTER
-----------------------------
    Charles Brister
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                                  SCHEDULE "A"

                                PROMISSORY NOTE

                 Schedule of Payments of Principal and Interest

--------------------------------------------------------------------------------
                        Amount of            Amount of          Unpaid
                         Payment             Principal         Principal
   Date                    Due                 Paid             Balance
--------------------------------------------------------------------------------

April 1, 1997          $ 20,000(1)           $ - 0 -            $ 200,000

July 1, 1997           $ 55,000              $ 50,000           $ 150,000

October 1, 1997        $ 53,750              $ 50,000           $ 100,000

January 1, 1998        $ 52,500              $ 50,000           $  50,000

April 1, 1998          $ 51,250              $ 50,000           $  - 0 -